THE VICTORY BANCORP, INC. 2021 OMNIBUS INCENTIVE PLAN

ARTICLE I PURPOSE

1.1
This Plan has been established to attract, retain and motivate directors, officers, and employees of the Company and its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders.

ARTICLE II DEFINITIONS

2.1
“Award” means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award, Restricted Stock Unit Award, Cash Award, Performance Award or Other Stock-Based Award granted pursuant to the terms of this Plan.
2.2
“Award Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award issued to such Participant.
2.3
“Board” means the board of directors of the Company.
2.4
“Cash Award” has the meaning set forth in Article X of this Plan.
2.5
“Cause” shall have the meaning set forth in any employment, consulting or similar service agreement between a participant and the Company and/or a Subsidiary, or, in the absence of such agreement, a termination of a participant’s employment resulting from

(a) substandard work performance or repeated unreliability that has not been cured to the Company’s satisfaction; (b) workplace misconduct; (c) excessive absenteeism;

(d) violation of safety rules; (e) violation of Company or Subsidiary business conduct or business ethics policies; (f) fraud or other dishonesty against the Company or Subsidiary;

(g) engagement in conduct that the participant knows or should know is materially injurious to the business or reputation of the Company or a Subsidiary; (h) falsifying records (including an employment application); (i) on-the-job intoxication or being under the influence of alcohol or an illegal narcotic or a drug not being used as prescribed;

(j) unauthorized use of Company or Subsidiary equipment or confidential information of the Company or a Subsidiary or third party who has entrusted such information to the Company or a Subsidiary; or (k) conviction of a felony or a misdemeanor involving moral turpitude. Whether a participant has been terminated for Cause will be determined by the Board in its sole discretion.

2.6
“Change of Control” shall mean the occurrence of any of the following after the effective date of the Plan:
(a)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)

of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 25% or more of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) below; or

(b)
individuals who, as of the effective date of the Plan, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors; or
(c)
consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

(2) no person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of the corporation except to the extent that the ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for the Business Combination; or

(d)
approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to an award (i) that is subject to Section 409A of the Code and (ii) for which a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Board.

2.7
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
2.8
“Committee” means the compensation committee of the Board or such other committee of the Board as it may designate, consisting of a majority of independent directors.
2.9
“Common Stock” means the common stock, par value $1.00 per share, of the Company, and all rights appurtenant thereto.
2.10
“Company” means The Victory Bancorp, Inc. and any successors thereto.
2.11
“Date of Grant” means (a) the date on which the Board by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (b) such later date as the Board shall provide in such resolution.
2.12
“Eligible Individuals” means non-employee directors, officers, and employees of the Company or any of its Subsidiaries.
2.13
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.14
“Exercise Price” means the price per share for Common Stock that may be purchased upon the exercise of an Option; provided, however, that the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the Date of Grant.
2.15
“Fair Market Value” means, the closing transaction price of a share of Common Stock as reported on the principal national stock exchange on which the Common Stock is traded on the date as of which the value is being determined or, if there is no reported transactions for that date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Board in good faith and in accordance with Section 409A of the Code.
2.16
“Full-Value Award” means any Award other than an Option.
2.17
“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.18
“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
2.19
“Option” means an instrument that entitles the holder to purchase from the Company a stated number of Shares at a designated Exercise Price.
2.20
“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock and dividend equivalents.
2.21
“Participant” means an Eligible Individual who has received an Award.
2.22
“Performance Award” means an Award that provides a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Metrics within a specified Performance Period.
2.23
“Performance Metrics” mean the criteria and objectives, approved by the Board, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or the holder’s receipt of the shares of Common Stock or payment with respect to an award, as applicable.
2.24
“Plan” means The Victory Bancorp, Inc. 2021 Omnibus Incentive Plan.
2.25
“Restricted Stock” means an Award granted pursuant to Article VII of this Plan.
2.26
“Restricted Stock Unit” has the meaning set forth in Article VIII of this Plan.
2.27
“Share” means a share of Common Stock.
2.28
“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
2.29
“Termination of Service” means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant's employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Service. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

ARTICLE III ADMINISTRATION

3.1
Plan Administration. The Board shall administer the Plan and may delegate its authority to the Compensation Committee or other committee consisting of one or more directors, subject to the terms of this Plan. Plan administration shall include, but will not be limited to:
(a)
approving the form of any Award Agreement and determining the terms and conditions of any Award made hereunder, any vesting conditions, restrictions or limitations and any vesting acceleration;
(b)
modifying, amending or adjusting the terms and conditions (including any Performance Metrics) of any Award;
(c)
determining under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(d)
adopting, altering and repealing such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;
(e)
establishing any “blackout” period that the Board, in its sole discretion deems necessary or advisable;
(f)
interpreting the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement relating thereto); and
(g)
deciding all other matters that must be determined in connection with an Award.
3.2
Discretion. All decisions made by the Board pursuant to the provisions of this Plan shall be binding and conclusive on all persons, including the Company, the Participants and Eligible Individuals. Any determination made by delegated authority under the provisions of this Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Article XI, need not be the same for each Participant.

ARTICLE IV GENERAL TERMS OF AWARDS

4.1
Eligibility. Any Eligible Individual may be selected to receive one or more Awards under this Plan.
4.2
Awards. The conditions, restrictions and contingencies for each Award will be set forth in an Award Agreement. Generally, the Committee shall recommend for Board approval the specific the number of Shares subject to each Award and the Exercise Price (if applicable). All Awards granted under this Plan shall be evidenced by Award Agreements, which shall be subject to applicable provisions of this Plan and to such other provisions as approved by the Board. The effectiveness of an Award shall be subject to the Award Agreement's being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Agreements may be amended only in accordance with Section 12.3.
4.3
Non-transferability. In addition to any other restrictions set forth in this Plan or Award Agreement, all Awards shall be nontransferable except by will or by the laws of descent and distribution. At the discretion of the Board, an Award may be forfeited immediately upon such instrument becoming subject to any obligation or liability of the Participant or any lien, charge or encumbrance.

4.4
Compliance with Law and Approval of Regulatory Bodies. No Award shall be exercisable, no Common Stock shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including withholding tax requirements). The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Award shall be exercisable (to the extent applicable), no Common Stock shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE V

SHARES SUBJECT TO PLAN; OTHER LIMITS

5.1
Plan Maximums. The total number of Shares available for delivery pursuant to Awards granted under this Plan is 200,000 Shares, plus any Shares available for the grant of awards under the 2013 Plan as of the Effective Date. Delivery of Shares pursuant to an Award shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by one Share for each such Share delivered. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 200,000 Shares. Such maximum numbers of Shares is subject to adjustment as provided in Article

XI. From and following the Effective Date, no new awards will be granted under any Prior Plans, it being understood that (a) awards outstanding under any Prior Plan as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (b) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents (if applicable) may continue to be issued under the Company's Prior Plans in respect of awards granted under such plans that are outstanding as of the Effective Date. “Prior Plans” means the Company's 2013 Equity Incentive Plan (the “2013 Plan”).

5.2
Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or if any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan. If the Exercise Price of any Option and/or if the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 5.1. Shares purchased on the open market with the proceeds of the exercise price of an Option shall not be available for issuance in connection with other Awards under this Plan.

ARTICLE VI OPTIONS

6.1
Grants. Each Award Agreement shall specify the number of Shares covered by the Options granted and the applicable Exercise Price, along with any other terms and conditions of the grants. .
6.2
Incentive Stock Options and Non-Qualified Stock Options. At the time an Option is granted the applicable Award Agreement shall indicate, whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code, and any such Option that fails to qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option. For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Service, the Board may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.
6.3
Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to an Eligible Individual who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time the Option to acquire Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.
6.4
Vesting. The Board may prescribe that a Participant's rights in Options shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as determined by the Board in its sole discretion and set forth in the applicable Award Agreement.
6.5
Exercise. The period in which an Option may be exercised (the “Term”) shall be determined on the Date of Grant, but no Option shall be exercisable after the expiration of ten (10) years from the Date of Grant of such Option. Subject to the terms of this Plan, a vested Option may be exercised, in whole or in part, at any time or during the Term thereof in accordance with such requirements as the Committee shall determine and as reflected in the corresponding Award Agreement. A partial exercise of an Option shall not affect the right of the Participant thereafter to exercise the from time to time in accordance with this Plan and the corresponding Award Agreement with respect to remaining Shares subject to the Option.
6.6
Method of Exercise. Subject to the provisions of this Article VI, vested Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option to be purchased. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Options multiplied by the applicable Exercise Price) by certified or bank check or unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised). The Committee may also authorize a broker-assisted cashless exercise or net exercise.

6.7
Delivery; Shareholder Rights. No Shares will be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. No Participant shall have any rights as a shareholder with respect to Shares subject to an Option until such Option is exercised and such Shares are issued.
6.8
Dividends and Dividend Equivalents. Dividends and dividend equivalents shall not be paid or accrued on Options, provided that Options may be adjusted under certain circumstances in accordance with the terms of Article X.
6.9
Prohibition on Repricing. In no event may any Option granted under this Plan be amended, other than pursuant to Article XI, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation or action is approved by the Company's shareholders.

ARTICLE VII RESTRICTED STOCK

7.1
Nature of Award. Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded alone or in addition to other Awards granted under this Plan.
7.2
Book Entry Registration or Certificated Shares. Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Victory Bancorp, Inc. 2021 Omnibus Incentive Plan and the applicable award agreement, dated as of . Copies of such plan and award agreement are on file at corporate headquarters of The Victory Bancorp, Inc.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares subject to such Award.

7.3
Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions:

(a)
The Board shall, prior to or at the time of grant, condition (i) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (ii) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Metrics or the attainment of Performance Metrics and the continued service of the applicable Participant.
(b)
Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, commencing with the Date of Grant of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
7.4
Shareholder Rights. Except as otherwise provided in this Plan and the applicable Award Agreement, prior to the time that Shares of Restricted Stock have fully vested and become transferable, a Participant shall have all rights of a shareholder with respect to such Shares of Restricted Stock, including the right to receive dividends; provided, however, that dividends payable with respect to Shares of Restricted Stock that are subject to Performance Metrics shall be subject to the same vesting conditions applicable to such Shares and shall, if vested, be delivered or paid at the same time as such Shares.

ARTICLE VIII RESTRICTED STOCK UNITS

8.1
Nature of Award. Restricted stock units are awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or a combination of both, based upon the Fair Market Value of a specified number of Shares.
8.2
Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(a)
The Board shall, prior to or at the time of grant, condition (i) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or

(ii) the grant or vesting of Restricted Stock Units upon the attainment of Performance Metrics or the attainment of Performance Metrics and the continued service of the applicable Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Award Agreement.

(b)
Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
8.3
Shareholder Rights. A Participant who has received an Award of Restricted Stock Units shall have no rights as a shareholder with respect to such Restricted Stock Units.

ARTICLE IX

OTHER STOCK-BASED AWARDS; CASH AWARDS

9.1
Other Stock-Based Awards. The Board may grant to Eligible Individuals Other Stock- Based Awards, either alone or in conjunction with other Awards granted under this Plan.
9.2
Cash Awards. The Board may grant to Eligible Individuals Awards that are denominated and payable in cash (“Cash Awards”) in such amounts and subject to such terms and conditions consistent with the terms of this Plan and as set forth in an Award Agreement.

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

10.1
Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Option and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the maximum number of securities with respect to which Options may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Metrics, and the maximum amount that may be payable pursuant to any Award denominated in cash granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. In either case, the decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over

(B) the exercise or base price, if any, of such award.

10.2
Performance Metrics. Subject to Board approval the Performance Metrics applicable to any Awards may be adjusted to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or other Company's regulatory filings.
10.3
Section 409A of the Code; Incentive Stock Options. Notwithstanding the foregoing: any adjustments made pursuant to this Article XI to (a) Incentive Stock Options shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise;

(b) Awards that are considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (c) Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as intended to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

ARTICLE XI CHANGE OF CONTROL

11.1
Change in Control. Notwithstanding any other provision of the Plan to the contrary, and unless otherwise provided in the Award Agreement, in the event of a Change of Control:
(a)
Any Options outstanding which are not then exercisable and vested, shall become fully exercisable and vested upon the termination of the participant’s employment or service without Cause during the Applicable Period.

(b)
The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award which are not performance based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment or service without Cause during the Applicable Period.
(c)
The conditions applicable to any Performance Award shall be deemed satisfied at the greater of: (i) the performance level achieved or (ii) the target level and shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment or service without Cause during the Applicable Period.

For purposes of this Section 11.1 and unless otherwise provided in the Award Agreement, the term “Applicable Period” shall mean the twelve (12) month period ending on the first anniversary of a Change in Control.

In order to maintain the participants’ rights in the event of a Change of Control, the Board, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any award, either at the time such award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such award for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant’s rights had such award been currently exercisable or payable; or

(ii) cause any such award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control.

11.2
Section 409A of the Code. Notwithstanding any other provision of this Plan, any Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change of Control also constitutes an event described in Section 409A(a)(2) (v) of the Code and the regulations thereto. For the avoidance of doubt, this Section 11.4 shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Agreement or Individual Agreement.

ARTICLE XII

EFFECTIVE DATE, TERMINATION AND AMENDMENT

12.1
Effective Date. This Plan was approved by the Board on March , 2021, subject to and contingent upon approval by the Company's shareholders. This Plan will be effective as of the date of such approval by the Company's shareholders (the “Effective Date”).
12.2
Duration of Plan. This Plan shall terminate on the tenth anniversary of the Effective Date (the “Expiration Date”). All Awards outstanding as of the Expiration Date shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.
12.3
Amendments. The Committee may amend, alter or discontinue this Plan or an Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by applicable law or the listing standards or as contemplated by Section 6.9.

ARTICLE XIII MISCELLANEOUS PROVISIONS

13.1
Limitations on Participant Rights. Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the Common Stock, cash or other property, if any, payable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. This Plan does not constitute a contract of employment, and selection as a Participant shall not give such Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.
13.2
Clawback Policy.
(a)
If required by Company policy, by the Sarbanes-Oxley Act of 2002 and/or by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or other applicable laws, each participant’s award shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, and any relevant provisions in the related award Agreement.
(b)
Each Award Agreement will note that a participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, without limitation, termination of employment for Cause, violation of material policies that may apply to the participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or a Subsidiary.

13.3
Taxes.
(a)
Withholding. All issuances, payments and distributions under this Plan are subject to withholding of all applicable taxes, and the the delivery of any Shares, cash or other property under this Plan are conditioned on satisfaction of applicable withholding obligations. Unless otherwise set forth in an Award Agreement, withholding obligations may be satisfied through cash payment by the Participant, through the surrender of Shares that the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under this Plan.
(b)
Section 409A of the Code. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of this Plan or any Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six (6)-month period immediately following a Participant's Separation from Service shall instead be paid or provided on the first business day following the date that is six (6) months following the Participant's Separation from Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant's estate within thirty (30) days following the date of the Participant's death.
13.4
Unfunded Plan. No Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by an Award under this Plan.
13.5
Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”
13.6
Designation of Beneficiary. A holder of an Award will be required to file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

13.7
Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith without giving effect to principles of conflicts of laws.